EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2021-C12 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the HQ @ First Mortgage Loan, KeyBank National Association, as Special Servicer for the HQ @ First Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the HQ @ First Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the HQ @ First Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the HQ @ First Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the HQ @ First Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 356-362 E 148th Street Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 356-362 E 148th Street Mortgage Loan on and after March 1, 2025, SCP Servicing, LLC, as Special Servicer for the 356-362 E 148th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 356-362 E 148th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 356-362 E 148th Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 356-362 E 148th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 356-362 E 148th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 356-362 E 148th Street Mortgage Loan, KeyBank National Association, as Primary Servicer for the Superstition Gateway Mortgage Loan, KeyBank National Association, as Special Servicer for the Superstition Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Superstition Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Superstition Gateway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Superstition Gateway Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Superstition Gateway Mortgage Loan.

Dated: March 16, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)